EXHIBIT 23.2



                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors
Mobius Management Systems, Inc.

We consent to the incorporation by reference in the registration statements (No. 333-57695), (No. 333-48678), (No. 333-72680), and (No. 333-82684) on Form S-8 of
Mobius Management Systems, Inc. of our report dated July 25, 2001, with respect to the consolidated statements of operations, stockholders' equity, and cash flows of Mobius Management Systems, Inc. and subsidiaries for the year ended June 30, 2001, which report appears in the June 30, 2001, annual report on Form 10-K of Mobius Management Systems, Inc.


KPMG LLP

New York, New York
September 09, 2003